                                                                                [ILLEGIBLE]
                                                                                Federal Deposit Insurance Corporation
                                                                                OMB Number 3064-0052
                                                                                Office of the Comptroller of the Currency
                                                                                OMB Number: 1557-0081
                                                                                Expires March 31, 2002

Federal Financial Institutions Examination Council
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                               -----
                                                                                                                                 1
                                                                                                                               -----
                                                                                Please refer to page i,
                                                                                Table of Contents, for
                                                                                the required disclosure
                                                                                of estimated burden.
------------------------------------------------------------------------------------------------------------------------------------

Consolidated Reports of Condition and Income for
A Bank With Domestic and Foreign Offices - FFIEC 031

Report at the close of business March 31, 2000

                                                                                   20000331
                                                                                ---------------
                                                                                  (RCRI 9999)

This report is required by law: 12 U.S.C. (S) 324 (State         This report form is to filed by banks with branches and
member banks); 12 U.S.C. (S) 1817 (State nonmember banks);       consolidated subsidiaries in U.S. territories and possessions,
and 12 U.S.C. (S) 161 (National banks).                          Edge or Agreement subsidiaries, foreign branches, consoli-
                                                                 dated foreign subsidiaries, or International Banking Facilities.

------------------------------------------------------------------------------------------------------------------------------------
NOTE: The Reports of Condition and Income must be signed         The Reports of Condition and Income are to be prepared in
by an authorized officer and the Report of Condition must be     accordance with Federal reegulatory authority instructions.
attested to by not less than two directors (trustees) for State
nonmember banks and three directors for State member and         We, the undersigned directors (trustees), attest to the
National Banks.                                                  correctness of the Report of Condition (including the
                                                                 supporting schedules) for this report date and declare that it
I, WILLIAM TITUS, VICE PRESIDENT                                 has been examined by us and to the best of our knowledge
--------------------------------------------------------------   and belief has been prepared in conformance with the
   Name and Title of Officer Authorized to Sign Report           instructions issued by the appropriate Federal regulatory
                                                                 authority and is true and correct.
of the named bank do hereby declare that the Reports of
Condition and Income (including the supporting schedules)
for this report date have been prepared in conformance with
the instructions issued by the appropriate Federal regulatory    /s/ [ILLEGIBLE]
authority and are true to the best of my knowledge and           -----------------------------------------------------------------
belief.                                                          Director (Trustee)

/s/ William Titus                                                /s/ [ILLEGIBLE]
----------------------------------------------------             -----------------------------------------------------------------
Signature of Officer Authorized to Sign Report                   Director (Trustee)

April 28, 2000                                                   /s/ [ILLEGIBLE]
----------------------------------------------------             -----------------------------------------------------------------
Date of Signature                                                Director (Trustee)

------------------------------------------------------------------------------------------------------------------------------------

Submission of Reports                                                (if other than EDS) must transmit the bank's computer
                                                                     data file to EDS.
Each bank must prepare its Report of Condition and Income
either:                                                          For electronic filing assistance, contact EDS Call
                                                                 Report Services, 2150 N. Prospect Ave., Milwaukee,
(a) in electronic form and then file the computer data file      WI 53202, telephone (800) 255-1571
    directly with the banking agencies' collection agent,
    Electronic Data Systems Corporation (EDS), by modem or       To fulfill the signature and attestation requirement for the
    on computer diskette; or                                     Reports of Condition and Income for this report date, attach
(b) in hard-copy (paper) form and arrange for another party      this signature page (or a photocopy or a computer-generated
    to convert the paper report to electronic form. That party   version of this page) to the hard-copy record of the completed report that the bank places in its files.

------------------------------------------------------------------------------------------------------------------------------------
FDIC Certificate Number:         06559                           Bank One, NA
                              -----------                        -------------------------------------------------------------------
                              (RCRI 9050)                        Legal Title of Bank (TEXT 9010)

http://WWW.BANKONE.COM                                           Columbus
------------------------------------------------------           -------------------------------------------------------------------
Primary Internet Web Address of Bank                             City (TEXT 9130)
(Home Page), if any (TEXT 4087)                                  OH                                     43271
                                                                 -------------------------------------------------------------------
(Example: www.examplebank.com                                    State Abbrev. (TEXT 9200)              Zip Code. (TEXT 9220)


Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

Bank One, NA                      Call DAte:   03/31/2000      State #:           FFIEC 031
100 East Broad Street, OH1-1066   Vendor ID:   D                 Cert#:   06559     RC-1
Columbus, OH 43271                Transit:     400037
Transmitted to EDS as 0072455 on 04128/00 at 15:38:13 CST                           ----
                                                                                     11
                                                                                    ----

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.


Schedule RC - Balance Sheet

                                                                                                            C0400
                                                                                 Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------------------
ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A):                           RCFD

   a. Noninterest-bearing balances and currency and coin (1)_________________________________         0081   1,121,950     1.a
   b. Interest-bearing balances (2)__________________________________________________________         0071       5,721     1.b
2. Securities:
   a. Held-to-maturity securities (from Schedule RC-B, column A)_____________________________         1754           0     2.a
   b. Available-for-sale securities (from Schedule-RC-B, column D)___________________________         1773   6,043,326     2.b
3. Federal funds sold and securities purchased under agreements to resell____________________         1350     927,457     3
4. Loans and lease financing receivables:                                         RCFD
   a. Loans and leases, net of unearned income (from Schedule RC-C)_____________  2122 22,604,955                          4.a
   b. LESS: Allowance for loan and lease losses_________________________________  3123    344,747                          4.b
   c. LESS: Allocated transfer risk reserve_____________________________________  3128          0                          4.c
   d. Loans and leases, net of unearned income,                                                       RCFD
      allowance, and reserve (item 4.a minus 4.b and 4.c)____________________________________         2125  22,260,208     4.d
5. Trading assets (from Schedule RC-D)_______________________________________________________         3545      12,208     5.
6. Premises and fixed assets (including capitalized leases)__________________________________         2145     376,894     6.
7. Other real estate owned (from Schedule RC-M)______________________________________________         2150       9,596     7.
8. Investments in unconsolidated subsidiaries and associated companies
(from Schedule RC-M) ________________________________________________________________________         2130     227,938     8.
9. Customers' liability to this bank on acceptances outstanding______________________________         2155           0     9.
10. Intangible assets (from Schedule RC-M)___________________________________________________         2143      81,177    10.
11. Other assets (from Schedule RC-F)________________________________________________________         2160   2,630,810    11.
12. Total assets (sum of items 1 through 11)_________________________________________________         2170  33,697,285    12.

-----------------------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.


Bank One, NA                                                     Call Date: 03/31/2000         State #:            FFIEC 031
100 East Broad Street, OH1-1066                                  Vendor ID: D                  Cert  #: 06559      RC-2
Columbus, OH 43271                                               Transit #: 04400037
Transmitted to EDS as 0072455 on 04/28/00 at 15:38:13 CST                                                          ----
                                                                                                                    12
Schedule RC - Continued                                                                                            ----

                                                                                                         Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C from Schedule RC-E,                           RCON
       part I)_____________________________________________________________________________________________2200 14,242,269  13.a
                                                                                       RCON
       (1) Noninterest-bearing (1)_____________________________________________________6631  2,370,225                      13.a.1
       (2) Interest-bearing____________________________________________________________6636 11,872,044                      13.a.2
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule                        RCFN
       RC-E, part II)__________________________________________________________________RCFN                2200  2,255,390  13.b
       (1) Noninterest-bearing_________________________________________________________6631          0                      13.b1
       (2) Interest-bearing____________________________________________________________6636  2,255,390     RCFD             13.b2
14. Federal funds purchased and securities sold under agreements to repurchase_____________________________2800  1,916,158  14

                                                                                                           RCON
15. a. Demand notes issued to the U.S. Treasury____________________________________________________________2840         22  15.a

                                                                                                           RCFD
    b. Trading liabilities (from Schedule RC-D)____________________________________________________________3548        374  15.b
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
    a. With a remaining maturity of one year or less_______________________________________________________2332  9,053,625  16.a
    b. With a remaining maturity of more than one year through three years_________________________________A547    103,181  16.b
    c. With a remaining maturity of more than three years__________________________________________________A548  1,286,756  16.c
17. Not applicable
18. Bank's liability on acceptances executed and outstanding_______________________________________________2920          0  18
19. Subordinated notes and debentures(2)___________________________________________________________________3200  1,333,200  19
20. Other liabilities (from Schedule RC-G)_________________________________________________________________2930  1,128,687  20
21. Total liabilities (sum of items 13 through 20)_________________________________________________________2948 31,319,662  21
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus__________________________________________________________3838          0  23
24. Common stock___________________________________________________________________________________________3230    127,044  24
25. Surplus (exclude all surplus related to preferred stock)_______________________________________________3839  1,412,068  25
26. a. Undivided profits and capital reserves______________________________________________________________3832    868,354  26.a
    b. Net unrealized holding gains (losses) on available-for-sale securities______________________________8434    (29,843) 26.b
    c. Accumulated net gains (losses) on cash flow hedges__________________________________________________4336          0  26.c
27. Cumulative foreign currency translation adjustments____________________________________________________3284          0  27
28. Total equity capital (sum of items 23 through 27)______________________________________________________3210  2,377,623  28
29. Total liabilities and equity capital (sum of items 21 and 28)__________________________________________3300 33,697,285  29
Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that
   best describes the most comprehensive level of auditing work performed                                  RCFD     Number
   for the bank by independent external auditors as of any date during 1999________________________________6724          2  M.1


1 = Independent audit of the bank conducted in accordance           4 = Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified           external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank           authority)
2 = Independent audit of the bank's parent holding company          5 = Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing            auditors
    standards by a certified public accounting firm which           6 = Compilation of the bank's financial statements by
    submits a report on the consolidated holding company (but           external auditors
    not on the bank separately)                                     7 = Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in accordance      8 = No external audit work
    with generally accepted auditing standards by a certified
    public accounting firm (may be required by state chartering authority)
----------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.